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                                                                   Exhibit 10.28

Terayon Communication Systems
4988 Great America Parkway
Santa Clara, CA 94054

March 12, 2004


Mr. Mike Reinhart
GE Commercial Finance
10900 NE 4th Street, Suite 500
Bellevue, WA 98004


RE:   Aircraft Lease Agreement (the "Agreement") dated February 8, 2002 between
General Electric Capital Corporation ("GECC") and Terayon Communication Systems, Inc. ("Terayon")

Dear Mike:

Terayon currently leases a 1997 Bombardier Challenger 604 (the "Aircraft") from GECC under the above referenced Agreement. Notwithstanding any prior communications, please be advised that it is now Terayon's intent to either pursue a sublet of the Aircraft under Section 8 of the Agreement or to exercise its early termination rights under Section 17 of the Agreement sometime in the future. To that end, effective immediately Terayon is listing the Aircraft as available for sale or lease to the market. We will keep you apprised of our progress in these efforts.


Sincerely,


/s/Arthur T. Taylor

Arthur T. Taylor
SVP, Chief Financial Officer